Exhibit 99.1

NEWS FROM:

INDUS REALTY TRUST, INC.

(formerly GRIFFIN INDUSTRIAL REALTY, INC.)

CONTACT:

Anthony Galici

Chief Financial Officer

(860) 286-1307

agalici@indusrt.com

Ashley Pizzo

Director, IR & Capital Markets

(212) 218-7914

apizzo@indusrt.com

GRIFFIN ANNOUNCES CORPORATE UPDATES AND NEW NAME

●	Completion of Maryland reincorporation
●	Name change from Griffin Industrial Realty, Inc. to INDUS Realty Trust, Inc. and change in trading symbol from “GRIF” to “INDT”
●	REIT conversion effective January 1, 2021

NEW YORK, NEW YORK (January 4, 2021) Griffin Industrial Realty, Inc. (Formerly Nasdaq: GRIF) announced the following corporate updates concerning its reincorporation as a Maryland corporation, the adoption of a new name and trading symbol and the start of operations as a real estate investment trust (“REIT”) on January 1, 2021.

“I am excited to announce the completion of a number of strategic milestones as we start the new year,” said Michael Gamzon, President & Chief Executive Officer. “We look forward to operating as a REIT under our new corporate identity, INDUS Realty Trust, Inc., and embarking on the next phase of our growth.”

Completion of Maryland Reincorporation

On December 30, 2020, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), by and among Griffin Industrial Realty, Inc., a Delaware corporation (“Griffin DE” or the “Predecessor Company”), Griffin Industrial Maryland, Inc., a Maryland corporation and the Predecessor Company’s wholly-owned subsidiary (“Griffin MD”), and Griffin Industrial Maryland, LLC, a Maryland limited liability company and a wholly-owned subsidiary of Griffin MD (“Griffin MD Sub”), the Predecessor Company merged with and into Griffin MD Sub (the “Reincorporation Merger”), with Griffin MD Sub surviving as the surviving entity and a wholly-owned subsidiary of Griffin MD, on the terms set forth in the Merger Agreement.

As a result of the Reincorporation Merger, each outstanding share of the common stock, par value $0.01 per share, of the Predecessor Company was converted into one share of common stock, par value $0.01 per share, of Griffin MD.

Name Change and Update to NASDAQ Trading Symbol

On December 30, 2020, the Board of Directors of Griffin MD, adopted an amendment (the “Certificate of Amendment”) to its Amended and Restated Certificate of Incorporation to change the name of Griffin MD to INDUS Realty Trust, Inc. (“INDUS” or the “Company”). The Certificate of Amendment was filed with the Maryland Department of Assessments and Taxation on December 30, 2020, and it became effective on December 31, 2020. The Board of Directors of Griffin MD also amended and restated the by-laws and corporate governance documents of Griffin MD to reflect the name change to INDUS Realty Trust, Inc., effective upon the effectiveness of the Certificate of Amendment.

Beginning on January 4, 2021, the common stock of the Company will be listed for trading on The Nasdaq Stock Market LLC under the symbol “INDT”, rather than “GRIF”, its former trading symbol under the Predecessor Company.

Concurrent with the name and trading symbol change, the Company has also updated its website address from www.griffinindustrial.com to www.indusrt.com.

REIT Election and Related Items

Beginning on January 1, 2021, INDUS will elect to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the “REIT Conversion”) and generally will not be subject to U.S. federal income taxes to the extent the Company timely distributes its taxable income, if any, to its stockholders. In connection with the REIT Conversion and as previously announced, INDUS intends to declare a dividend in the near future in order to distribute the Company’s accumulated earnings and profits based on the Company’s taxable results through December 31, 2020.

About INDUS

INDUS Realty Trust, Inc. is a real estate business principally engaged in developing, acquiring, managing and leasing industrial/warehouse properties. INDUS owns 41 buildings totaling approximately 4.6 million square feet (4.2 million of which is industrial/warehouse space) in Connecticut, Pennsylvania, North Carolina and Florida in addition to over 3,400 acres of undeveloped land.

Forward-Looking Statements:

This Press Release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include INDUS’s beliefs and expectations regarding future events or conditions including, without limitation, the Company’s future growth and operations as a

REIT, including future dividend payments. Although INDUS believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by INDUS as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of INDUS and which could cause actual results and events to differ materially from those expressed or implied in the forward-looking statements. Other important factors that could affect the outcome of the events set forth in these statements are described in INDUS’s Securities and Exchange Commission filings, including the “Business,” “Risk Factors” and “Forward-Looking Statements” sections in INDUS’s Annual Report on Form 10-K for the fiscal year ended November 30, 2019 and the “Risk Factors” section in INDUS’s Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2020. INDUS disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release except as required by law.